SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 5, 2009

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
In Company or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2009, American Patriot Financial Group, Inc. (the “Company”) announced that Jerry A. Simmerly had resigned as the President and Chief Executive Officer of the Company and the Company’s subsidiary, American Patriot Bank (the “Bank”) and as a member of the boards of directors of the Company and the Bank, effective March 5, 2009.

The Company’s and the Bank’s boards of directors appointed Michael Burns, 49, to serve as the President of the Company and the Bank, effective March 5, 2009.  Mr. Burns currently serves as a member of the Company’s and the Bank’s boards of directors since December 2008.  Mr. Burns has been employed by the Bank in various capacities since 2000 when the Bank was organizing.

The Company’s and the Bank’s boards of directors have appointed Dr. William J. Smead, 63, to serve as the interim Chief Executive Officer of the Company and the Bank, effective March 5, 2009.  Dr. Smead currently serves as the Chairman of the Company’s and the Bank’s boards of directors, and has been a director of the Bank, formerly the Bank of Greeneville, since it was formed in 2001, and of the Company since it was formed in 2004.  Dr. Smead is a physician with the Greeneville Eye Clinic in Greeneville, Tennessee, which he founded in 1978.

A search committee composed of the independent directors of the Company and the Bank will search for a successor Chief Executive Officer.  A copy of the press release relating to the above events is attached as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 5.02 above is incorporated by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Date: March 11, 2009	By:	/s/ T. Don Waddell
Name: T. Don Waddell
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by American Patriot Financial Group, Inc. dated March 9, 2009.

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